Exhibit 99.1

Investors/Analysts:
Linda Baddour	Kathy Waller
Executive Vice President & CFO	Financial Relations Board
(703) 464-6300	(312) 640-6696

Media:
John Lewis
Director of Marketing
(703) 464-6338

FOR IMMEDIATE RELEASE
THURSDAY, JUNE 14, 2007
SPIVY ELECTED TO PRA INTERNATIONAL’S BOARD OF DIRECTORS;
BOOTH AND CONWAY RE-ELECTED
RESTON, Va., June 14, 2007 — PRA International (Nasdaq: PRAI), a leading clinical research organization, today announced that at its Annual Stockholders Meeting, Gregory P. Spivy, 38, a partner with ValueAct Capital, was elected to its board of directors. In addition, Melvin D. Booth, who serves as chairman, and Robert E. Conway were re-elected.
“We are very pleased to add a director of Greg Spivy’s stature to our board,” said Mr. Booth, chairman of the board. “Greg brings a valuable skill set that makes him an asset as a director. His extensive financial expertise and history of success in public and private equity investing, as well as his broad base of knowledge, further strengthens PRA’s Board.”
In September 2004, Mr. Spivy joined ValueAct Capital, an investment management firm with assets of over $5 billion that looks to invest in strong businesses with compelling valuations and untapped opportunities for growth. ValueAct is currently PRA’s largest shareholder with approximately a 19% stake. Prior to ValueAct, Mr. Spivy has worked with Gryphon Investors, was a managing director at Fremont Partners and was a director at The Bridgeford Group, a mergers and acquisitions advisory firm. He also serves as chairman of the board of MSD

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Performance Group, a performance automotive parts company, and as a director of Seitel, Inc. and ADESA, Inc. Mr. Spivy holds a bachelor’s degree from Northwestern University.
In addition to service as chairman of the board, Mr. Booth will continue to serve as chairman of PRA’s audit committee. Mr. Conway will continue to serve as chairman of PRA’s compensation committee and sits on both the audit committee and nominating and corporate governance committee.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance, as well as any other predictive statements that depend on future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” “estimate” or similar expressions of futurity. You should not place undue reliance on any forward-looking statements, which represent the company’s statements only as of the date of this news release and are not intended to give any assurance as to actual future events. Factors that might cause future events to differ include: any transitions related to new board composition; the ability to execute our strategy during management transitions; the ongoing need for early and late phase drug development services; project cancellations and timing issues; our ability to attract and retain qualified personnel; our ability to continue providing our services effectively, including the quality or accuracy of the data or reports provided and our ability to meet agreed-upon schedules; the ability and willingness of our clients to continue to spend on research and development at rates comparable to or greater than historical levels; trends or events affecting the CRO industry and the demand for CRO services; government regulation, including regulatory standards applicable to CRO services; evolving industry standards and technological changes; and general business and economic conditions. Events relating to PRA International could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions company management believes to be reasonable based upon available information, they are subject to the foregoing risks and uncertainties as well as those described more fully in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K. This document can be accessed in the SEC’s EDGAR database found at http://www.sec.gov. Please note that PRA International assumes no obligation to update any of the forward-looking statements in this release, except as required by applicable securities laws.

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About PRA International
PRA International is one of the world’s leading global clinical development organizations, with over 2,700 employees working from offices in North America, Europe, South America, Africa, Australia, and Asia. PRA delivers services to its clients through a unique approach called Project Assurance®, which represents the Company’s commitment to reliable service delivery, program-level therapeutic expertise, easy global access to knowledge and involved senior management.
To learn more about PRA International, please visit http://www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.
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